Exhibit 23.1

                            N. BLUMENFRUCHT, CPA, PC
                              1040 East 22nd Street
                            Brooklyn, New York 11210
                               Tel. - 718-692-2743
                               Fax - 718-692-2203


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



New Medium Enterprises, Inc.




      We hereby consent to the use in the Registration Statement on Form SB-2 of our report dated October 11, 2000, relating to the audited financial statements of New Medium Enterprises, Inc. and any reference to our firm under the caption "Experts" in the Registration Statement.



/s/ Nachum Blumenfrucht
____________________________
Nachum Blumenfrucht, CPA, PC
Certified Public Accountants


March 7, 2001